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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JUNE 30, 2005

                                                         Dated: December 1, 2005

                                 STATE OF ISRAEL
                       JERUSALEM FLOATING RATE LIBOR NOTES


Initial Interest Rate for Notes purchased during December 2005 is 4.825%. This interest rate was calculated as follows:

Applicable LIBOR       +     Number of basis points      =     Initial Rate
for December  2005           set by State of Israel
                             at beginning of monthly
                             sales period

4.625%                 +     20 BASIS POINTS             =     4.825%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes.

Notes purchased in January 2006 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.